UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2012, the Compensation Committee of the Board of Directors of Institutional Financial Markets, Inc. (the “Company”) approved an increase in Daniel G. Cohen’s annual guaranteed cash compensation by $400,000 per year such that Mr. Cohen’s annual guaranteed cash compensation will be $600,000 per year. Mr. Cohen serves as the Chairman, Chief Executive Officer and Chief Investment Officer for both the Company and its direct subsidiary, IFMI, LLC (“IFMI”) and, since July 2012, has served as Chairman and Chief Executive Officer of PrinceRidge Partners LLC, an indirect subsidiary of the Company. Notwithstanding Mr. Cohen’s previously disclosed agreement to forgo receipt of his base salary under his Employment Agreement with the Company and IFMI as well as the subsequent action by the Compensation Committee to increase Mr. Cohen’s compensation, for purposes of the severance provisions of such Employment Agreement, Mr. Cohen’s “Base Salary” was and will continue to be $1,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: September 24, 2012	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr. Executive Vice President, Chief Financial Officer and Treasurer